EXHIBIT 99.2


                                                     FOR IMMEDIATE RELEASE
                                                     Contact: Investor Relations
                                                     Telephone: 712.732.4117

         META FINANCIAL GROUP, INC. (R) REPORTS RESULTS FOR THE QUARTER
                             ENDED DECEMBER 31, 2006

STORM LAKE, IOWA - (January 31, 2007) Meta Financial Group, Inc. (NASDAQ-Global
Market: "CASH") today reported a net loss of $3.25 million, or $1.30 per diluted share, for the 2007 fiscal year first quarter ended December 31, 2006, compared to net income of $515,000, or $0.21 per diluted share, for the 2006 fiscal year first quarter. The reported loss in the current period is primarily the result of impairments on two commercial loan relationships, which reduced pre-tax earnings by $5.74 million, or $1.46 per diluted share.

"Despite the loss recorded in the current quarter, Meta Financial Group reached several important milestones during the first fiscal quarter," remarked J. Tyler Haahr, President and Chief Executive Officer. "Most notably was the Company's share price, which closed at $29.80 at calendar year end--an all time high. For calendar year 2006, our stock returned 50.4 percent, which reflects the important progress our Company has made in enhancing shareholder value and investing for future growth. Additionally, checking deposit growth surpassed 80 percent for the calendar year and also reached record levels at quarter end, driven primarily by the spectacular growth of the Company's Meta Payment Systems(R) division. Finally, the Company also reported total revenue growth of over 40 percent, on a matched quarter basis, driven by a dramatic increase in revenues from our debit cards and other payment systems product lines. We are very pleased with these accomplishments and have plans to further capitalize on our successes."

Financial Summary
The loss in the current quarter resulted in negative results for return on average assets, return on average equity, and earnings per share growth; however the Company noted a significant increase in net interest margin. Additionally, Meta Financial Group and its two banking subsidiaries, MetaBank and MetaBank West Central, remain well capitalized institutions under federal banking guidelines. "Earnings growth was negatively impacted this quarter as a result of two problem credits, yet the underlying trends in the Company are sound," said Jonathan M. Gaiser, Senior Vice President and Chief Financial Officer. "We continue to improve our asset and liability mix, and we are focused on creating long term economic value for our shareholders."

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Revenue
Total revenue for the first quarter of fiscal year 2007 increased by more than 40 percent from the same quarter of 2006, driven by a higher net interest margin and significant growth in card fee income. Total revenue was $9.22 million for the quarter, up $2.66 million from $6.56 million a year ago.

Net Interest Income
Net interest income for the first quarter was $5.26 million, up 11 percent from $4.72 million in the same quarter last year. Both higher asset yields and lower liability costs contributed to this increase. Net interest margin rose 41 basis points from 2.66 percent in the first quarter of fiscal year 2006 to 3.07 percent in the current quarter. The rise in short term interest rates during the past year contributed to both higher loan and investment yields. Total asset yields for the first quarter of fiscal year 2007 were 6.00 percent, up 32 basis points from 5.68 percent for the same quarter last year. A significant change in deposit mix, away from higher costing certificates and public funds deposits and toward low- and no-cost demand deposits also contributed to a meaningful decline in liability costs despite a higher interest rate environment. Total liability costs fell 6 basis points from 3.01 percent in the first quarter of fiscal year 2006 to 2.95 percent in the current quarter.

Non Interest Income
Non interest income for the first quarter was $3.96 million, more than double the level from the same quarter a year ago. The dramatic increase is the result of higher fee income generated by the Meta Payment Systems division. Fees earned on prepaid debit cards and other payment systems products and services were $3.41 million for the first quarter of fiscal year 2007, compared to $1.22 million for the same quarter in 2006.

Credit Quality
The Company recorded a provision for loan losses in the first quarter of $5.46 million. This provision is directly related to two commercial loan relationships which the Company has determined to be impaired. First, a $690,000 provision was recorded on a loan secured by the assets of a road paving company; the process of collecting and liquidating these assets is presently underway. The Company also charged off $1.05 million related to this loan. Second, the Company recognized a $4.95 million provision on a purchased participation loan relationship, and reversed $101,000 in related accrued interest. The Company participates with over 20 other financial institutions in this

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loan and is not the lead lender or servicer. The loan is purportedly secured by stock in a charter airline company, the residence of the principal borrower, and an airplane. Questions have arisen concerning the extent and quality of the collateral, which the banks are investigating. Offsetting the above specific provisions, the Company also recorded a $180,000 negative provision during the quarter as a result of shrinkage in the loan portfolio.


Non Interest Expense
The Company's non interest expense was $8.83 million for the first quarter of fiscal year 2007, reflecting a $3.04 million increase from $5.79 million in the same quarter last year. The increase is broad based and is generally the result of the Company's investment in the Meta Payment Systems division. Card processing expenses rose $1.32 million from $333,000 in the first quarter of fiscal year 2006 to $1.65 million in the current quarter. These expenses reflect costs associated with processing and delivering debit card related products and services. Compensation expense rose just under $1 million on a quarter over quarter basis to $4.03 million. This increase reflects the staffing of two new full service branches, one each in Sioux Falls, SD and West Des Moines, IA, an increase in the sales force and operations support staff at Meta Payment Systems, and the addition of IT staff and other administrative support within the Company. Many of the new employees at MPS and in IT will be focused on developing new product lines and increasing market penetration of our payments systems products and services. Other expenses at the Company have also exhibited growth as business volumes have increased. Increases in occupancy and equipment expense reflect the aforementioned new branches and the addition of administrative office space in Sioux Falls. Similarly, increases in marketing, legal and consulting, and other expenses reflect the Company's continuing efforts to support growth of business opportunities that management believes will be profitable over time.

Loans
The Company's loan portfolio, net of allowance for loan losses, decreased $19.5 million during the first fiscal quarter to $369.3 million. The Company continues to experience pay downs and payoffs mainly in its originated and purchased commercial and commercial real estate portfolios. The decrease is driven in part by a decrease in the overall demand for credit and competition from secondary market investors. The Company has recently begun efforts to expand its reach for lending opportunities beyond its traditional markets. In March 2007, the Company will open an office in Omaha, Nebraska, which will house certain functions of the Meta Payment Systems Division. In addition to providing access to the rich talent pool Omaha enjoys in the payments and technology arena, the office may serve as a stepping stone for additional loan production in the future.

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Deposits
Deposit growth continues to be a bright spot for the Company. Growth in low- and no-cost checking deposits surpassed 80 percent during calendar year 2006, and reached a record level of $291.8 million at December 31, 2006. Checking growth of $75.5 million in the first quarter of fiscal year 2007 capped this performance, driven in part by substantial sales of prepaid holiday gift cards. The dramatic growth of these inexpensive funds has enabled the Company to shrink its higher costing deposit and borrowing portfolios, thereby improving margins and enhancing balance sheet stability.



Business Segment Performance

Meta Payment Systems
MPS recorded net income of $606,000, or $0.24 per diluted share, in the first quarter of fiscal year 2007, compared to $494,000, or $0.20 per diluted share, for the same period last year. The growth was driven mainly by increased interest income generated from checking deposits and increased fee income from card sales and payment transactions. Since its inception in May 2004, MPS has issued over 25 million cards -- 5 million of these alone were issued during the first fiscal quarter of 2007. Brad Hanson, President of Meta Payment Systems, noted, "Consumer interest in prepaid debit card products and services continues to expand on a global scale, and the Meta Payment Systems division is poised to capitalize on the tremendous opportunities this growing market presents. The division is focused on increasing its penetration of these markets and is actively developing additional products and services to meet the needs of its clients and customers in the emerging payments industry."

Traditional Banking
The Traditional Banking segment recorded a net loss of $3.46 million, or $1.38 per diluted share, for the first quarter of fiscal year 2007, driven primarily by the additional loan loss provisions discussed earlier. Absent the loan loss provisions and related interest reductions, the Traditional Banking Segment would have recorded net income of $0.08 per diluted share, compared to $0.10 per diluted share for the first quarter of fiscal year 2006. The Company continues to focus on increasing operating efficiencies, while simultaneously improving support systems. Meta Financial Group, MetaBank, and MetaBank West Central meet regulatory requirements for classification as well-capitalized institutions.

Other Information

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Please see the additional Meta Financial Group, Inc. press release issued on
January 31, 2007 regarding the sale of certain retail branches.

This press release and other important information about the Company are available at www.metacash.com.
             ----------------

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company(R). MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems prepaid debit card division. MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market. Nineteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company, and its wholly-owned subsidiaries, MetaBank, MetaBank WC, and Meta Trust Company may from time to time make written or oral "forward-looking statements," including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems division; credit quality and adequacy of reserves; technology; and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks involved in its litigation.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filings with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


                                     Financial Highlights

----------------------------------------------------------------------------------------------
                         Consolidated Statement of Financial Condition
----------------------------------------------------------------------------------------------

(Dollars In Thousands)
Assets                                                          Dec. 31, 2006   Sept. 30, 2006
     Cash and cash equivalents                                   $   151,330     $   109,353
     Investments and mortgage-backed securities                      180,906         192,067
     Loans receivable, net                                           369,277         388,762
     Other assets                                                     52,998          51,429
                                                                 -----------     -----------
          Total assets                                           $   754,511     $   741,611
                                                                 ===========     ===========

Liabilities
     Deposits                                                    $   599,655     $   565,711
     Other borrowings                                                106,416         125,054
     Other liabilities                                                 4,816           5,514
                                                                 -----------     -----------
          Total liabilities                                      $   710,887     $   696,279
                                                                 -----------     -----------

Shareholders' equity                                             $    43,624     $    45,332
                                                                 -----------     -----------
          Total liabilities and shareholders' equity             $   754,511     $   741,611
                                                                 ===========     ===========
----------------------------------------------------------------------------------------------
                              Consolidated Statements of Income
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                                                                       For the 3 Months
                                                                        Ended Dec. 31:
(Dollars In Thousands, except per share data)                       2006             2005
Interest income                                                  $    10,377     $    10,177
Interest expense                                                       5,118           5,457
                                                                 -----------     -----------
Net interest income                                                    5,259           4,720
     Provision for loan losses                                         5,465              40
                                                                 -----------     -----------

Net interest income (expense) after
     provision for loan losses                                          (206)          4,680
Non-interest income                                                    3,961           1,845
Non-interest expense                                                   8,830           5,791
                                                                 -----------     -----------
Net income (loss) before income tax expense (benefit)                 (5,075)            734
     Income tax expense (benefit)                                     (1,821)            219
                                                                 -----------     -----------
Net income (loss)                                                $    (3,254)    $       515
                                                                 ===========     ===========

Earnings (loss) per common share
     Basic                                                       $     (1.30)    $      0.21
                                                                 ===========     ===========
     Diluted                                                     $     (1.30)    $      0.21
                                                                 ===========     ===========
----------------------------------------------------------------------------------------------
                                Selected Financial Information
----------------------------------------------------------------------------------------------

For the 3 Months Ended December 31,                                  2006            2005
     Return on average assets                                         -1.77%            0.27%
     Return on average equity                                        -28.49%            4.80%
     Average shares outstanding for diluted earnings per share     2,506,220       2,507,152

At Period Ended:                                                Dec. 31, 2006    Dec. 31, 2005
     Equity to total assets                                             5.78%           6.11%
     Book value per common share outstanding                     $     17.18     $     18.11
     Tangible book value per common share outstanding            $     15.84     $     16.75
     Common shares outstanding                                     2,539,326       2,503,655
     Non-performing assets to total assets                              1.20%           1.16%


                   Meta Financial Group, Inc. (R) \ 121 East Fifth Street \
                            P.O. Box 1307 \ Storm Lake, Iowa 50588